SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 13, 2007
                                 Date of Report
                        (Date of earliest event reported)


                            PRO-PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)



          Nevada                   000-32877                04-3562325
     (State or other       (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                    Identification No.)
     incorporation or
      organization)


                                 7 Wells Avenue
                           Newton, Massachusetts 02459

               (Address of principal executive offices) (Zip code)

                                 (617) 559-0033
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.  Other Events, Financial Statements and Exhibits

On September 13, 2007, the Company received notice from American Stock Exchange ("Amex") Staff that the Amex has accepted the Company's plan of compliance and granted the Company an extension until October 13, 2008 to regain compliance with the continued listing standards. The Company will be subject to periodic review by Amex Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being de-listed from the American Stock Exchange.

On June 22, 2007, the Company received notice from the Amex Staff indicating that the Company was below certain of the Amex's continued listing standards due to losses in two of its last three years with stockholders' equity below $2 million as set forth in Section 1003 (a)(i) of the Amex Company Guide. As previously announced, the Company was afforded an opportunity to submit a plan of compliance and presented its plan to the Amex on July 23rd.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits
99.1  News release of Pro-Pharmaceuticals, Inc. dated September 14, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  PRO-PHARMACEUTICALS, INC.


                                             By:  /s/ Carl L. Lueders
                                                  ------------------------------
                                                      Carl L. Lueders
                                                      Chief Financial Officer

Date:  September 14, 2007